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Household Finance Corporation
Household Consumer Loan Corporation
Household Consumer Loan Trust 1995-1
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Sum of 1/15/97 - 12/15/97


Distribution Dates

Ending Pool Principal Balance
3,965,949,127.56
Series 1995-1 Participation Invested Amount
606,917,728.82
Seller Amount
59,902,453.90
Remittances on the Participation
202,447,927.84
Optimum Monthly Principal
154,330,640.15
Accelerated Principal Payment
1,720,818.26
Ending Class A Note Security Balance
352,641,914.84
Ending Class B Note Security Balance
172,196,000.00
Ending Certificate Security Balance
30,304,000.00
Ending Overcollateralization Amount
51,775,813.99
Ending Class A Adjusted Balance
352,641,914.84
Ending Class B Adjusted Balance
172,196,000.00
Ending Certficate  Adjusted Balance
30,304,000.00
Ending Overcollateralization Amount
51,775,813.99
Class A Interest Paid
25,700,977.79
Class B Interest Paid
10,856,140.87
Certificate Yield Paid
2,034,618.31
Class A Unpaid Interest
     0.00
Class B Unpaid Interest
     0.00
Cetificate Unpaid Yield
     0.00
Class A Principal Paid
156,051,458.40
Class B Principal Paid
     0.00
Certificate  Principal Paid
     0.00
OC Principal Paid
     0.00
Total Charge-Offs:
     0.00
Interest paid per $1,000 Class A
    34.27
Principal paid per $1,000 Class A
   208.07
Interest paid per $1,000 Class B
    63.05
Interest paid per $1,000 Class B
     0.00
Yield Paid per $1000 Certificate
    67.14
Principal Paid per $1000 Certificate
     0.00